The Simply Good Foods Company Reports Fiscal Fourth Quarter
And Full Fiscal Year 2021 Financial Results and Provides Full Year 2022 Outlook

Denver, CO, October 22, 2021 – The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods,” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today reported financial results for the thirteen and fifty-two weeks ended August 28, 2021. The Company’s fiscal fourth quarter 2021 and full year results include Quest results for the full period. The Company’s fiscal fourth quarter 2020 results include thirteen weeks of Quest and about forty-two weeks for the prior year.

Fourth Quarter Highlights:(1)
•Net sales increased 16.9% driven by solid Atkins and Quest performance
•Gross profit margin of 40.2%, an increase of 60 basis points
•Net income(2) of $18.2 million versus a net loss(2) of $39.3 million
•Earnings per diluted share(2) of $0.19 versus a loss per diluted share of $(0.41)
•Adjusted Diluted EPS(3) of $0.29 versus $0.20
•Adjusted EBITDA(4) increased 30.9% to $48.5 million
•Full year fiscal 2022 outlook:
◦Net sales expected to increase 8-10% versus fiscal year 2021, including a 1 percentage point headwind related to the European business exit
◦Adjusted EBITDA(4,6) anticipated to increase slightly greater than the net sales growth rate
◦Adjusted Diluted EPS(3,6) expected to increase greater than the Adjusted EBITDA(4,6) growth rate

“I’m pleased with our fourth quarter and fiscal 2021 performance as our team executed well against our plan under improving, yet challenging circumstances,” said Joseph E. Scalzo, President and Chief Executive Officer of Simply Good Foods. “We delivered solid sales and earnings growth, increased gross margin in an inflationary environment and instituted a price increase, effective in September, to address supply chain cost inflation in fiscal 2022.”

“Fourth quarter fiscal 2021 net sales growth was driven by increasing household penetration, improving shopper trips and greater consumer mobility versus the year ago period. Total Simply Good Foods retail takeaway for the thirteen weeks ended August 28, 2021, increased 18.7% in the U.S. measured channels of IRI MULO + Convenience Stores and, as expected, resulted in retail dollar sales similar to last quarter. The Company estimates that its U.S. retail takeaway growth rate in unmeasured channels was about the same as measured channels driven by solid Quest e-commerce performance. Atkins and Quest fiscal fourth quarter 2021 retail takeaway in measured channels increased 8.7% and 34.9%, respectively, and each brand gained market share in their respective subsegments of weight management and active nutrition.”

“As we look to fiscal 2022, we are well positioned to build on our momentum and deliver solid net sales and earnings growth. In Atkins and Quest we have two strong brands with advertising, marketing and innovation plans in place to drive growth. Specifically, we expect full year fiscal 2022 net sales to increase 8-10% versus last year and Adjusted EBITDA(4,6) to increase slightly greater than the net sales growth rate. This outlook assumes no meaningful change in workplace mobility. We anticipate that net sales growth in the first half of fiscal year 2022 will be stronger than the second half of fiscal 2022 as year-over-year comparisons are sequentially more difficult as we proceed through the year.”

Fiscal Fourth Quarter 2021 Results

Net sales increased $37.6 million, or 16.9%, to $259.9 million. The core North America and international net sales increase contributed 17.1% and 2.1%, respectively, to total net sales growth while the SimplyProtein® brand divestiture and the European business exit were a combined 2.3% headwind. In the fourth quarter of fiscal 2021, net price realization, primarily driven by lower trade promotion, was slightly favorable.

Gross profit was $104.5 million for the fourth quarter of fiscal 2021, an increase of $16.4 million, primarily driven by the increase in sales. Gross margin was 40.2%, an increase of 60 basis points versus last year. Supply chain inflation in the fourth quarter of fiscal 2021 was more than offset by net price realization and favorable product form and retail channel mix due to higher shopper traffic in brick and mortar channels versus the year ago period.

In the fourth quarter of fiscal 2021, the Company reported net income of $18.2 million compared to a net loss of $39.3 million for the comparable period of 2020. In the fourth quarter of fiscal 2021 and 2020, results were affected by losses on the remeasurement of the Company’s private warrant liabilities. This accounting change was implemented by the Company during the third quarter of fiscal 2021 after considering the Securities and Exchange Commission’s April 12, 2021 statement on the accounting and reporting considerations for warrants issued by special purpose acquisition companies (the “Warrant Accounting Treatment”). The Company recognized a non-operating, non-cash charge of $5.5 million and $51.7 million in the fourth quarter of fiscal 2021 and in the year ago period, respectively, related to the fair value change of private warrant liabilities.

Operating expenses of $63.6 million increased $0.4 million versus the comparable period of 2020. Higher Selling and marketing expenses were partially offset by lower costs related to the Quest acquisition and integration. Results in the year ago period were also effected by the $3.0 million SimplyProtein® brand impairment. Additionally:
•Selling and marketing expenses increased $6.3 million to $30.8 million driven by higher brand building initiatives reinstated following a decline in the year ago period due to lower nutritional snacking category trends related to COVID-19 movement restrictions.
•General and administrative expenses declined $2.8 million to $28.5 million primarily due to lower integration and restructuring costs versus last year. Higher incentive compensation was offset by lower corporate expenses, cost control measures and Quest acquisition synergies.

Interest expense was $7.2 million, a decrease of $1.7 million versus the fourth quarter of 2020.

Adjusted EBITDA(4), a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, increased 30.9% to $48.5 million.

In the fourth quarter of fiscal 2021, the Company reported earnings per diluted share of $0.19, versus a loss per diluted share of $0.41 in the year ago period. The change in diluted earnings per share (“Diluted EPS”) reflects the remeasurement of private warrant liabilities consistent with the Warrant Accounting Treatment. Due to the Warrant Accounting Treatment, the weighted average total shares outstanding in the fiscal fourth quarter of 2021 was approximately 97.8 million versus 95.5 million in the year ago period.

Adjusted Diluted EPS(3), a non-GAAP financial measure used by the Company that makes certain adjustments to Diluted EPS calculated under GAAP, was $0.29 versus $0.20 in the year ago period. The calculation of Adjusted Diluted EPS for the fiscal fourth quarter of 2021 and the fiscal fourth quarter of 2020 assumes fully diluted shares outstanding(2, 3) of approximately 102.4 million shares and 99.6 million shares, respectively, to reverse the exclusion of the private warrants in fully diluted shares outstanding under GAAP due to the Warrant Accounting Treatment.

Fifty-Two Weeks Ended August 28, 2021 Results vs. Fifty-Two Weeks Ended August 29, 2020
•Net sales increased 23.1%, or $189.0 million, to $1,005.6 million
•Gross profit margin of 40.7%, an increase of 100 basis points
•Net income(2) decreased $24.8 million, to $40.9 million
•Earnings per diluted share(2) of $0.42 versus $0.35
•Adjusted Diluted EPS(3) of $1.26 versus $0.91
•Adjusted EBITDA(4) increased 34.7%, to $207.3 million

Net sales increased $189.0 million, or 23.1%, to $1,005.6 million. The core North America and international net sales increase contributed 22.2% and 2.4%, respectively, to total net sales growth while the SimplyProtein® brand divestiture and the European business exit were a 1.5% headwind.

Gross profit was $409.8 million for the fifty-two weeks ended August 28, 2021, an increase of $85.4 million or 26.3%. Gross profit margin was 40.7%, an increase of 100 basis points. Gross profit in the prior year was negatively affected by a non-cash $7.5 million inventory purchase accounting step-up adjustment related to the Quest acquisition. The non-cash inventory purchase accounting step-up was a 90 basis point headwind for the fifty-two weeks ended August 29, 2020.

In fiscal 2021 the Company reported net income of $40.9 million compared to $65.6 million for the comparable period of 2020. In fiscal 2021 and 2020, results were affected by remeasurement of the Company’s private warrant liabilities accounting implemented by the Company during the third quarter of fiscal 2021 pursuant to the Warrant Accounting Treatment. In fiscal 2021, the Company recognized a non-operating, non-cash charge of $66.2 million and in fiscal 2020 a non-operating, non-cash gain of $30.9 million, related to the fair value change of private warrant liabilities.

Operating expenses of $236.1 million declined $10.0 million primarily due to lower costs related to the Quest acquisition and integration. Results in the year ago period were also affected by the $3.0 million SimplyProtein® brand impairment. Additionally:
•Selling and marketing expenses increased 19.5% primarily due to the inclusion of Quest and higher brand building initiatives in the second-half of fiscal 2021 that were reinstated following a decline in the year ago period due to lower nutritional snacking category trends related to COVID-19 movement restrictions.
•General and administrative expenses of $106.2 million were about the same as the year ago period. Higher incentive compensation was offset by overall cost control measures, lower corporate expenses, a $9.0 million decline in costs related to the Quest restructuring and integration, as well as Quest integration synergies.

Adjusted EBITDA(4), a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, increased 34.7% to $207.3 million.

For the full year fiscal 2021, the Company reported Diluted EPS of $0.42, versus $0.35 in the year ago period. Diluted EPS reflects the remeasurement of warrant liabilities consistent with the Warrant Accounting Treatment. Due to the change in the accounting treatment for the private warrants, the weighted average total shares outstanding for the full-year fiscal 2021 were approximately 97.4 million versus 98.3 million in the year ago period.

Adjusted Diluted EPS(3), a non-GAAP financial measure used by the Company that makes certain adjustments to Diluted EPS, of $1.26 per share versus $0.91 per share in the year ago period. The calculation of Adjusted Diluted EPS for the full-year fiscal 2021 assumes fully diluted shares outstanding(2, 3) of approximately 101.5 million shares to reverse the exclusion of the private warrants in fully diluted shares outstanding under GAAP due to the Warrant Accounting Treatment.

Balance Sheet and Cash Flow

Full-year fiscal 2021 combined cash flow from operations was $132.1 million enabling the Company to significantly reduce its leverage. Specifically, in fiscal 2021, the Company repaid $150.0 million of its term loan debt, and at the end of the year the outstanding principal balance was $456.5 million. As of August 28, 2021, the Company had cash of $75.3 million and a trailing twelve-month Net Debt to Adjusted EBITDA ratio of 1.8x(5).

Outlook

Assuming no meaningful improvement in workplace mobility and no significant supply chain cost inflation from current levels, the Company anticipates the following in fiscal 2022:
•Net sales to increase 8-10% versus last year. Included in the sales outlook is about a 1 percentage point headwind related to the European business exit that was completed in the fourth quarter of fiscal 2021;
•Modest gross margin contraction as supply chain cost inflation should largely be offset by the price increase that went into effect in September and cost savings initiatives;
•Full-year fiscal 2022 Adjusted EBITDA(4,6) to increase slightly greater than the net sales growth rate; and,
•Adjusted Diluted EPS(3,6) to increase greater than the Adjusted EBITDA growth rate.

________________________________________
(1) All comparisons for the fourth quarter ended August 28, 2021 versus the fourth quarter ended August 29, 2020.
(2) Reflects, for the reporting period, the Company’s private warrants to purchase shares of common stock being classified as a liability and measured at fair value, with changes in fair value each period reported in earnings in accordance with Accounting Standards Codification 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, which affected net income and fully diluted shares outstanding.
(3) Adjusted Diluted Earnings Per Share (“EPS”) is a non-GAAP financial measure. The Company excludes acquisition related costs, such as business transaction costs, integration expense and depreciation and amortization expense in calculating Adjusted Diluted EPS. Please refer to “Reconciliation of Adjusted Diluted Earnings Per Share” in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(4) Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA are non-GAAP financial measures. Please refer to “Reconciliation of EBITDA and Adjusted EBITDA” in this press release for an explanation and reconciliation of these non-GAAP financial measures.
(5) Net Debt to Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Reconciliation of Net Debt to Adjusted EBITDA” in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(6) The Company does not provide a forward-looking reconciliation of Adjusted Diluted Earnings Per Share to Earnings Per Share or Adjusted EBITDA to Net Income, the most directly comparable GAAP financial measures, expected for 2022, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, including the timing of and amount of integration costs and restructuring charges associated with the Quest acquisition, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.

Conference Call and Webcast Information

The Company will host a conference call with members of the executive management team to discuss these results today, Friday, October 22, 2021 at 6:30 a.m. Mountain time (8:30 a.m. Eastern time). Investors interested in participating in the live call can dial 877-407-0792 from the U.S. and International callers can dial 201-689-8263.

In addition, the call and accompanying presentation slides will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at http://www.thesimplygoodfoodscompany.com. A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, November 8, 2021, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13723757.

About The Simply Good Foods Company

The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a consumer packaged food and beverage company that aims to lead the nutritious snacking movement with trusted brands that offer a variety of convenient, innovative, great-tasting, better-for-you snacks and meal replacements. The product portfolio we develop, market and sell consists primarily of protein bars, ready-to-drink (“RTD”) shakes, sweet and salty snacks and confectionery products marketed under the Atkins®, Atkins Endulge®, and Quest® brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with acquisition opportunities in the nutritional snacking space. For more information, please refer to http://www.thesimplygoodfoodscompany.com.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Undue reliance should not be placed on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These forward-looking statements include, among other things, statements regarding the effect of the novel coronavirus (“COVID-19”) on our business, financial condition and results of operations, our ability to continue to operate at a profit, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels, our ability to maintain and gain market acceptance for our products or new products, our ability to capitalize on attractive opportunities, our ability to respond to competition and changes in the economy, unexpected costs, the amounts of or changes with respect to certain anticipated restructuring, raw materials and other costs, difficulties and delays in achieving the synergies and cost savings in connection with the Quest Acquisition, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and political conditions affecting us and the industry in which we operate, changes in consumer preferences and purchasing habits, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business, competitive product and pricing activity, difficulties of managing growth profitably, the loss of one or more members of our management team, expansion of our wellness platform and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Investor Contact
Mark Pogharian
Vice President, Investor Relations, Treasury and Business Development
The Simply Good Foods Company
(720) 768-2681
mpogharian@simplygoodfoodsco.com

The Simply Good Foods Company and Subsidiaries
Consolidated Balance Sheets
(Unaudited, dollars in thousands, except share data)

	August 28, 2021	August 29, 2020
Assets
Current assets:
Cash	$75,345	$95,847
Accounts receivable, net	111,456	89,740
Inventories	97,269	59,085
Prepaid expenses	4,902	3,644
Other current assets	9,694	11,947
Total current assets	298,666	260,263

Long-term assets:
Property and equipment, net	16,584	11,850
Intangible assets, net	1,139,041	1,158,768
Goodwill	543,134	544,774
Other long-term assets	54,792	32,790
Total assets	$2,052,217	$2,008,445

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$59,713	$32,240
Accrued interest	60	960
Accrued expenses and other current liabilities	53,606	38,007
Current maturities of long-term debt	285	271
Total current liabilities	113,664	71,478

Long-term liabilities:
Long-term debt, less current maturities	451,269	596,879
Deferred income taxes	93,755	84,352
Warrant liability	159,835	93,638
Other long-term liabilities	44,890	22,765
Total liabilities	863,413	869,112

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 95,882,908 and 95,751,845 issued at August 28, 2021 and August 29, 2020, respectively	959	958
Treasury stock, 98,234 shares at cost at August 28, 2021 and August 29, 2020	(2,145)	(2,145)
Additional paid-in-capital	1,085,001	1,076,472
Retained earnings	105,807	64,927
Accumulated other comprehensive loss	(818)	(879)
Total stockholders’ equity	1,188,804	1,139,333
Total liabilities and stockholders’ equity	$2,052,217	$2,008,445

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(Unaudited, dollars in thousands, except share data)

	13-Weeks Ended	13-Weeks Ended	52-Weeks Ended	52-Weeks Ended
	August 28, 2021	August 29, 2020	August 28, 2021	August 29, 2020
Net sales	$259,853	$222,286	$1,005,613	$816,641
Cost of goods sold	155,396	134,184	595,847	492,313
Gross profit	104,457	88,102	409,766	324,328

Operating expenses:
Selling and marketing	30,757	24,484	112,928	94,469
General and administrative	28,536	31,290	106,181	106,251
Depreciation and amortization	4,339	4,271	16,982	15,259
Business transaction costs	—	225	—	27,125
Loss on impairment	—	3,000	—	3,000
Total operating expenses	63,632	63,270	236,091	246,104

Income from operations	40,825	24,832	173,675	78,224

Other income (expense):
Interest income	80	23	84	1,516
Interest expense	(7,205)	(8,931)	(31,557)	(32,813)
(Loss) gain in fair value change of warrant liability	(5,483)	(51,717)	(66,197)	30,938
Gain on legal settlement	—	—	5,000	—
(Loss) gain on foreign currency transactions	(717)	1,254	(5)	658
Other (expense) income	(369)	337	(140)	441
Total other (expense) income	(13,694)	(59,034)	(92,815)	740

Income (loss) before income taxes	27,131	(34,202)	80,860	78,964
Income tax expense	8,885	5,088	39,980	13,326
Net income (loss)	$18,246	$(39,290)	$40,880	$65,638

Other comprehensive (loss) income:
Foreign currency translation adjustments	(232)	37	61	(43)
Comprehensive income (loss)	$18,014	$(39,253)	$40,941	$65,595

Earnings (loss) per share:
Basic	$0.19	$(0.41)	$0.43	$0.70
Diluted	$0.19	$(0.41)	$0.42	$0.35
Weighted average shares outstanding:
Basic	95,781,908	95,499,194	95,743,413	93,968,953
Diluted	97,807,116	95,499,194	97,365,598	98,343,722

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, dollars in thousands)

	52-Weeks Ended	52-Weeks Ended
	August 28, 2021	August 29, 2020
Operating activities
Net income	$40,880	$65,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,174	16,007
Amortization of deferred financing costs and debt discount	4,636	3,508
Stock compensation expense	8,265	7,636
Loss on impairment	—	3,000
Loss (gain) in fair value change of warrant liability	66,197	(30,938)
Estimated credit losses	1,114	—
Unrealized loss (gain) on foreign currency transactions	5	(658)
Deferred income taxes	9,403	8,216
Amortization of operating lease right-of-use asset	5,051	3,848
Loss on operating lease right-of-use asset impairment	686	—
Gain on lease termination	(156)	—
Other	(16)	(389)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(22,284)	(18,288)
Inventories	(39,349)	23,880
Prepaid expenses	(1,202)	680
Other current assets	2,322	(5,022)
Accounts payable	25,923	(8,736)
Accrued interest	(900)	(733)
Accrued expenses and other current liabilities	15,423	(5,572)
Other	(2,083)	(3,156)
Net cash provided by operating activities	132,089	58,921
Investing activities
Purchases of property and equipment	(5,911)	(1,736)
Issuance of note receivable	(1,600)	(500)
Proceeds from note receivable	—	1,250
Acquisition of business, net of cash acquired	—	(982,075)
Proceeds from sale of business	5,800	—
Investments in intangible assets and other assets	(795)	(933)
Net cash used in investing activities	(2,506)	(983,994)
Financing activities
Proceeds from option exercises	700	4,206
Tax payments related to issuance of restricted stock units	(435)	(191)
Proceeds from issuance of common stock	—	352,542
Equity issuance costs	—	(3,323)
Payments on finance lease obligations	(314)	(374)
Principal payments of long-term debt	(150,000)	(50,000)
Repayments of Revolving Credit Facility	—	(25,000)
Proceeds from issuance of long-term debt	—	460,000
Proceeds from Revolving Credit Facility	—	25,000
Deferred financing costs	—	(8,208)
Net cash (used in) provided by financing activities	(150,049)	754,652

Cash
Net decrease in cash	(20,466)	(170,421)
Effect of exchange rate on cash	(36)	(73)
Cash at beginning of period	95,847	266,341
Cash at end of period	$75,345	$95,847

Reconciliation of EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed as alternatives to net income as an indicator of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: business transaction costs, stock-based compensation expense, inventory step-up, integration costs, restructuring costs, non-core legal costs, gain or loss in fair value change of warrant liability, gain or loss due to legal settlements, and other non-core expenses. The Company believes that EBITDA and Adjusted EBITDA, when used in conjunction with net income, are useful to provide additional information to investors. Management of the Company uses EBITDA and Adjusted EBITDA to supplement net income because these measures reflect operating results of the on-going operations, eliminate items that are not directly attributable to the Company’s underlying operating performance, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics the Company’s management uses in its financial and operational decision making. The Company also believes that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited table provides a reconciliation of EBITDA and Adjusted EBITDA to its most directly comparable GAAP measure, which is net income, for the thirteen weeks ended August 28, 2021 and August 29, 2020 and the fifty-two weeks ended August 28, 2021 and August 29, 2020.

(In thousands)	13-Weeks Ended	13-Weeks Ended	52-Weeks Ended	52-Weeks Ended
	August 28, 2021	August 29, 2020	August 28, 2021	August 29, 2020
Net income (loss)	$18,246	$(39,290)	$40,880	$65,638
Interest income	(80)	(23)	(84)	(1,516)
Interest expense	7,205	8,931	31,557	32,813
Income tax expense	8,885	5,088	39,980	13,326
Depreciation and amortization	4,666	4,400	18,174	16,007
EBITDA	38,922	(20,894)	130,507	126,268
Business transaction costs	—	225	—	27,125
Stock-based compensation expense	2,499	1,691	8,265	7,636
Inventory step-up	—	—	—	7,522
Integration of Quest	470	1,307	2,928	10,742
Restructuring	332	4,141	4,324	5,527
Non-core legal costs	—	115	—	718
Loss (gain) in fair value change of warrant liability	5,483	51,717	66,197	(30,938)
Gain on legal settlement	—	—	(5,000)	—
Other (1)	767	(1,279)	52	(688)
Adjusted EBITDA	$48,473	$37,023	$207,273	$153,912
(1)    Other items consist principally of exchange impact of foreign currency transactions and other expenses.

Reconciliation of Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings per Share. Adjusted Diluted Earnings per Share is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to diluted earnings per share as an indicator of operating performance. Simply Good Foods defines Adjusted Diluted Earnings Per Share as diluted earnings per share before depreciation and amortization, loss in fair value change of warrant liability, business transaction costs, stock-based compensation expense, inventory step-up, integration costs, non-core legal costs, and other non-core expenses, on a theoretical tax effected basis of such adjustments. The tax effect of such adjustments to Adjusted Diluted Earnings Per Share is calculated by applying an overall assumed statutory tax rate to each gross adjustment as shown in the reconciliation to Adjusted EBITDA, as previously defined. The assumed statutory tax rate reflects a normalized effective tax rate estimated based on assumptions regarding the Company's statutory and effective tax rate for each respective reporting period, including the current and deferred tax effects of each adjustment, and is adjusted for the effects of tax reform, if any. The Company consistently applies the overall assumed statutory tax rate to periods throughout each fiscal year and reassesses the overall assumed statutory rate on annual basis. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted Diluted Earnings per Share, when used in conjunction with diluted earnings per share, are appropriate to provide additional information to investors, reflects more accurately operating results of the on-going operations, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to the key metrics the Company uses in its financial and operational decision making. The Company also believes that Adjusted Diluted Earnings per Share is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted Diluted Earnings per Share may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited table below provides a reconciliation of Adjusted Diluted Earnings Per Share to its most directly comparable GAAP measure, which is diluted earnings per share, for the thirteen weeks ended August 28, 2021 and August 29, 2020 and the fifty-two weeks ended August 28, 2021 and August 29, 2020:

	13-Weeks Ended	13-Weeks Ended	52-Weeks Ended	52-Weeks Ended
	August 28, 2021	August 29, 2020	August 28, 2021	August 29, 2020
Diluted earnings per share	$0.19	$(0.41)	$0.42	$0.35

Depreciation and amortization	0.05	0.05	0.19	0.16
Business transaction costs	—	—	—	0.28
Stock-based compensation expense	0.03	0.02	0.08	0.08
Inventory step-up	—	—	—	0.08
Integration of Quest	—	0.01	0.03	0.11
Restructuring	—	0.04	0.04	0.06
Non-core legal costs	—	—	—	0.01
Loss in fair value change of warrant liability (3)	0.06	0.54	0.68	—
Gain on legal settlement	—	—	(0.05)	—
Other (1)	0.01	(0.01)	—	(0.01)
Tax effects of adjustments (2)	(0.02)	(0.03)	(0.08)	(0.20)
Dilution impact from adjustments (3, 4)	(0.01)	(0.01)	(0.05)	—
Rounding (5)	(0.02)	—	—	(0.01)
Adjusted diluted earnings per share	$0.29	$0.20	$1.26	$0.91
(1)    Other items consist principally of exchange impact of foreign currency transactions and other expenses.
(2)    This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. The tax effect of each adjustment is computed (i) by dividing the gross amount of the adjustment, as shown in the EBITDA and Adjusted EBITDA reconciliation, by the number of diluted weighted average shares outstanding for the applicable fiscal period and (ii) applying an overall assumed statutory tax rate of 27% for the thirteen and fifty-two weeks ended August 28, 2021 and 26% for the thirteen and fifty-two weeks ended August 29, 2020.
(3)    Diluted earnings per share includes the fair value loss and related exclusion of anti-dilutive shares related to the private warrants in accordance with GAAP. With respect to the Company’s non-GAAP measure, the non-cash fair value loss is reversed. The fair value adjustments are a permanent tax difference and do not affect tax expense. Note, mark to market gain adjustments are already excluded from the numerator, and dilutive shares are included, in calculating diluted earnings per share in accordance with GAAP.
(4)    As noted above, the Company excludes the non-cash fair value loss related to its Private Warrant liabilities. The Company subsequently considers the dilutive share count effect of such adjustment such that the shares excluded in accordance with GAAP are included in this non-GAAP measure.
(5)    Adjusted Diluted Earnings Per Share amounts are computed independently for each quarter. Therefore, the sum of the quarterly Adjusted Diluted Earnings Per Share amounts may not equal the year to date Adjusted Diluted Earnings Per Share amounts due to rounding.

Reconciliation of Net Debt to Adjusted EBITDA

Net Debt to Adjusted EBITDA. Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties (“Credit Agreement”), reduced by cash and cash equivalents, and divided by the trailing twelve months of Adjusted EBITDA, as previously defined.

The following unaudited table below provides a reconciliation of Net Debt to Adjusted EBITDA as of August 28, 2021:

(In thousands)	August 28, 2021
Net Debt:
Total debt outstanding under the Credit Agreement	$456,500
Less: cash	(75,345)
Net Debt as of August 28, 2021	$381,155

Adjusted EBITDA	$207,273

Net Debt to Adjusted EBITDA	1.8	x